UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 27, 2024
Date of Report (Date of earliest event reported)

TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657		36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)		(IRS Employer Identification No.)

14901 South Orange Blossom Trail	Orlando	FL	32837
(Address of principal executive offices)			(Zip Code)

(407) 826-5050
Registrant's telephone number, including area code
_________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	TUP (1)	New York Stock Exchange	(1)

(1)On September 18, 2024, Tupperware Brands Corporation (the “Corporation”) was notified by the staff of NYSE Regulation (“NYSE Regulation”) that it plans to file a delisting application with the Securities and Exchange Commission (the “SEC”) to delist the Corporation’s common stock from the New York Stock Exchange (the “NYSE”) upon the completion of all applicable procedures. After the Form 25 is filed by NYSE Regulation, the delisting will become effective 10 days later. The deregistration of the Corporation’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will be effective for 90 days, or such shorter period as the SEC may determine, after filing of the Form 25. Upon deregistration of the Corporation’s common stock under Section 12(b) of the Exchange Act, the Corporation’s common stock will remain registered under Section 12(g) of the Exchange Act. The Corporation’s common stock began trading on the OTC Expert Market on September 19, 2024 under the symbol “TUPBQ.”

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Items.

As previously reported, on September 17‑18, 2024, Tupperware Brands Corporation (the “Corporation”) and certain of its direct and indirect subsidiaries (together with the Corporation the “Debtors”) filed voluntary petitions to commence proceedings under chapter 11 (the “Chapter 11 Cases”) of title 11 of the United States Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The Chapter 11 Cases are being jointly administered under the caption In re Tupperware Brands Corporation, et al., Case No. 24-12156 (BLS).

On September 27, 2024, the Bankruptcy Court entered the Interim Order (I) Approving Notification and Hearing Procedures for Certain Transfers of and Declarations of Worthlessness with Respect to Common Stock and (II) Granting Related Relief [Docket No. 102] (the “NOL Order”). The NOL Order is designed to assist the Debtors in preserving certain of their tax attributes by establishing, among other things, the procedures (including notice requirements) that certain stockholders and potential stockholders must comply with regarding transfers of, or declarations of worthlessness with respect to, the Corporation’s common stock, as well as certain obligations with respect to notifying the Debtors with respect to current stock ownership (the “Procedures”).

The terms and conditions of the Procedures were immediately effective and enforceable upon entry of the NOL Order by the Bankruptcy Court. Any actions in violation of the Procedures (including the notice requirements) are null and void ab initio, and (a) the person or entity making such a transfer will be required to take remedial actions specified by the Debtors to appropriately reflect that such transfer of the Corporation’s common stock is null and void ab initio and (b) the person or entity making such a declaration of worthlessness with respect to the Corporation’s common stock will be required to file an amended tax return revoking such declaration and any related deduction to reflect that such declaration is void ab initio.

Additional Information on the Chapter 11 Cases

Court filings and information about the Chapter 11 Cases, including the NOL Order, are available online at https://dm.epiq11.com/Tupperware, a website administered by Epiq Corporate Restructuring, LLC, a third-party bankruptcy claims and noticing agent (“Epiq”), or by contacting Epiq at Tupperware@epiqglobal.com or by calling toll-free at (888) 994-6318 or +1 (971) 314‑6017 for calls originating outside of the U.S. The documents and other information available via website or elsewhere are not part of this Current Report and shall not be deemed incorporated herein.

Cautionary Note Regarding the Corporation’s Securities

The Corporation cautions that trading in its securities (including, without limitations, the Corporation’s Common Stock) during the pendency of the Chapter 11 Cases is highly speculative and poses substantial risks. Trading prices for the Corporation’s securities may bear little or no relationship to the actual recovery, if any, by holders of the Corporation’s securities in the Chapter 11 Cases. The Corporation expects that holders of shares of the Corporation’s Common Stock could experience a significant or complete loss on their investment, depending on the outcome of the Chapter 11 Cases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date:	October 3, 2024	By:	/s/ Karen M. Sheehan
		Name:	Karen M. Sheehan
		Title:	Executive Vice President, Chief Legal Officer & Secretary